UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 16, 2013, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) made available in the investors section of its website (www.hannonarmstrong.com), a presentation which includes a description of the Company’s business, industry, management and financial results which its chief financial officer will present at the Wells Fargo Specialty Securities Research & Economics Specialty Finance Conference on May 16, 2013. Additionally, the chief executive officer and president of the Company will speak at the Energy Efficiency Global Forum on May 20, 2013 on topics related to the material in the presentation. The presentation will remain on the Company’s website for a period of thirty days. The information set forth herein is furnished pursuant to Item 7.01—Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

The presentation referred to above contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about these factors is set forth on page 1 of the presentation referred to above, which the Company has made available on its website. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

May 16, 2013	By:	/s/ Jeffrey W. Eckel
	Name:	Jeffrey W. Eckel
	Title:	Chairman, Chief Executive Officer and President